FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934.

 Date of Report (Date of earliest event reported) May 14, 1999.


                  DCI Telecommunications, Inc.
-----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


 Colorado                     2-96976-D             84-1155041
----------------------------------------------------------------
(State or other             (Commission File       (IRS Employer
   jurisdiction of            Number)              Identification
   incorporation)                                     Number)

                 611 Access Road, Stratford, CT 06497
    -------------------------------------------------------------
            (Address of principal executive offices)

Registrant's telephone number, including area code:(203) 380-0910


-----------------------------------------------------------------
 (Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant.


DCI Telecommunications and its current principal independent accounting firm, Schnitzer & Kondub, P.C., have agreed that Schnitzer & Kondub would not stand for re-election subsequent to its completion of the audit for the year ending March 31, 1999.

For the past two years, Schnitzer & Kondub's report on the financial statements did not contain an adverse or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. There were no disagreements which, if not resolved to Schnitzer & Kondub's satisfaction, would have caused them to make reference to the subject matter in connection with their report.

On May 14, 1999, DCI announced that its Board of Directors has selected Deloitte & Touche LLP as the Company's new auditors for the year ending March 31, 2000. They will appear on the proxy statement for ratification by the shareholders later this year.